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                                                                Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2001 relating to the financial statements and financial highlights, which appears in the December 31, 2000 Annual Report to Shareholders of Prudential Short-Term Corporate Bond Fund, Inc., Income Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
March 26, 2001